                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                                  UNIVEC, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                  UNIVEC, INC.
-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                  UNIVEC, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on July 29, 1999

To the Stockholders of Univec, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of Univec, Inc., a Delaware corporation (the "Company"), will be held on July 29, 1999, at the executive offices of the Company, 22 Dubon Court, Farmingdale, New York 11735, at the hour of 10:00 a.m., for the following purposes:

         1. To elect six Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

         2. To authorize the Board of Directors to amend the Company's Certificate of Incorporation to effect a reverse stock split (the "Reverse Split") of one new share for up to each two shares (as determined by the Board of Directors) of the presently issued and outstanding shares of the Company's Common Stock, if necessary for continued listing of the Company's securities on the Nasdaq SmallCap Market;

         3. To ratify the appointment of Most Horowitz & Company, LLP as the Company's independent public accountants for the year ending December 31, 1999; and

         4. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

         Only stockholders of record at the close of business on June 18, 1999, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Farmingdale, New York 11735                By Order of the Board of Directors
June  , 1999
                                                   Flora Schoenfeld
                                                   Secretary


                                   IMPORTANT:

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                                  UNIVEC, INC.
                                 22 Dubon Court
                           Farmingdale, New York 11735
                                 (516) 777-2000

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

         The Board of Directors of Univec, Inc. (the "Company") presents this Proxy Statement and the enclosed proxy card to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on July 29, 1999. The record date of this proxy solicitation is June 18, 1999. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and in favor of proposals 2 and 3 described below. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any matters that may be brought before the Annual Meeting other than those listed on the Notice of the Annual Meeting.

         In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked at any time before being voted by sending a new proxy bearing a later date or a revocation notice to the Company at the above address, attn: Secretary, or by notifying the Secretary of the Company at the Annual Meeting. The Company is soliciting these proxies and will pay the entire expense of solicitation, which will be made by use of the mails. This Proxy Statement is being mailed on or about June , 1999.

         The total number of shares of common stock, $.001 par value ("Common Stock"), of the Company outstanding as of June 1, 1999, was 3,734,209 shares. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only stockholders of record as of the close of business on June 18, 1999 will be entitled to vote at the Annual Meeting or any adjournments thereof.

         The affirmative vote by holders of a plurality of the votes cast for the election of directors at the Annual Meeting is required for the election of Directors. The affirmative vote by stockholders holding a majority of the outstanding shares of Common Stock entitled to vote is required to approve the proposal to authorize a Reverse Split of the Company's Common Stock. The affirmative vote by the majority of the votes present at the Annual Meeting and entitled to vote is required to approve the appointment of Most Horowitz & Company, LLP, as independent accountants for the year ending December 31, 1999. All proxies will be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal office, 22 Dubon Court, Farmingdale, New York 11735, during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. Such list shall also be available at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS

         The Directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of the following six persons, all of whom are incumbent Directors.

         Set forth below is certain information as of the Record Date concerning each Nominee, including the Nominee's age, present principal occupation and business experience during the past five years and the period he has served as a director.

Name                     Age                           Position
-------------------     -----       -----------------------------------------
Joel Schoenfeld          54         Chief Executive Officer and a Director
Alan H. Gold             52         Chairman of the Board, President and a
                                    Director
John Frank               59         Director
Marla Manowitz           46         Chief Financial Officer and a Director
Richard Mintz            54         Director
David Jay                69         Director

         Joel Schoenfeld, the founder of the Company, has been Chief Executive Officer of the Company since its inception in August 1992 and also served as Chairman of the Board of Directors until Dr. Alan Gold's election to the position on March 18, 1999. Mr. Schoenfeld was the founder and President of J&B Schoenfeld, a global trading company whose main focus was on the import, export and processing of pelts and hides, specializing in trade with the USSR and Europe.

         In 1988, Mr. Schoenfeld formed the American-Russian International Trading Company ("AMRU"), which advised on trade agreements between the USSR and United States. AMRU's broad base of interest and expertise enabled it to take on such diverse projects as a joint venture with the Soviet government and military known as AMRU-STAR, the representation of the Soviet Space Agency to Washington, D.C., the introduction of western advertising to the USSR in conjunction with another American company, Transportation Displays, Inc. ("TDI"), and the construction of a studio producing children's films for international distribution.

         As a result of the political changes in the former USSR, Mr. Schoenfeld sought to further his business strategies. In 1990, he founded Joel Schoenfeld & Associates in Garden City, New York. With affiliate offices in Moscow, San Jose, London, and Boston, the company's purpose was to originate, structure, capitalize, negotiate and advise on the implementation of import and export trade transactions, projects and programs.

         Mr. Schoenfeld has been a commercial attache and a consultant to a number of foreign and multinational governments. Currently, Mr. Schoenfeld is an advisor to United Nations Development Programs ("UNDP"). Previously, he served as:

         o Senior Advisor to the Costa Rican Ambassador to the United Nations

         o Senior Advisor and Coordinator, Chief of Staff to the Chairman of the Committee of States Parties to the International Covenant on Civil and Political Rights to the United Nations

         o Senior Economic and Trade Advisor to the United Nations Commission on Transnational Corporations

         Mr. Schoenfeld is the husband of Flora Schoenfeld, the Company's Treasurer and Secretary. Mr. Shoenfeld was named in March, 1999 in a Federal Grand Jury Indictment alleging misrepresentation with four other persons in a commercial transaction in 1991. Mr. Schoenfeld was granted a full release in the settlement of a civil case arising out of the same transaction in 1995 without payment of consideration by him. The Board of Directors believes that Mr. Schoenfeld did nothing improper and will be exonerated, and he continues as Chief Executive Officer and a Director of the Company.

         Alan H. Gold, M.D., has been President of the Company since July 1996, Chairman of the Board of Directors since March 18, 1999 and a Director of the Company since inception in August 1992. Dr. Gold has been a plastic surgeon since 1972, and is president of the Long Island Plastic Surgical Group. He is a vice president and board member of Day-Op Center of Long Island, a privately-owned surgery center in New York. Dr. Gold is a medical advisor to the UNDP.

         John Frank has been a consultant to the Company in the areas of corporate development and strategic planning since its inception in August 1992. Mr. Frank has been Chief Information Officer of The Hartford Steam Boiler Inspection and Insurance Co. since August 1996. From October 1994 to August 1996, he was Special Projects Manager for Electronic Data Systems Corporation. From August 1993 to September 1994, he was the chief auditor of Travelers Insurance Companies. From September 1991 to July 1993, he was a principal of Lipera Frank Inc., of which he was a co-founder. From January 1982 to September 1991, Mr. Frank was a partner of Coopers & Lybrand, where he managed strategic planning and financial management engagements for Fortune 500 clients. Mr. Frank is a CPA.

         Marla Manowitz, an independent certified public accountant, was appointed Chief Financial Officer of the Company on March 18, 1999, a director on April 30, 1999 and served as head of the Company's internal accounting department since March, 1998. Prior thereto for more than the past five years she was principally engaged as an accountant in her own private practice.

         Richard Mintz was elected a director of the Company to fill a vacancy on March 18, 1999. Mr. Mintz is also president of Peristaltic Technologies, Inc., a manufacturer of medical infusion pumps and plastic disposable catheters, and Vice President and General Manager of A.K. Allen & Co., Inc./Allen Avionics, Inc., a manufacturer of electronic components and fluid power products, positions he has held for more than the past five years.

         David Jay has been a Director of the Company since January 1998. Prior to his retirement in 1993, he was a CPA.

         All directors hold office until the annual meeting of stockholders of the Company following their election or until their successors are duly elected and qualified. Officers are appointed by the Board of Directors and serve at its discretion.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS,
                 COMMITTEES OF THE BOARD, AND EXECUTIVE OFFICERS

Meetings of the Board of Directors and Information Regarding Committees

         The Board of Directors has one standing committee, an Audit Committee. The Audit Committee is composed of Dr. Gold, Mr. Frank and Mr. Jay. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Audit Committee held two meetings in 1998.

          The Board of Directors held nine meetings in 1998. All Directors attended at least 75% of the total number of Board meetings and meetings of committees on which they served during 1998.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                  VOTE "FOR" THE NOMINEES FOR DIRECTORS IN THE
                              FOREGOING PROPOSAL 1


                             EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation awarded to, earned by or paid to Joel Schoenfeld (the "Named Executive Officer"), who was the only executive officer of the Company whose salary and bonus for the year ended December 31, 1998 exceeded $100,000.

                                                Annual Compensation             Long-Term Compensation
                                                -------------------             ----------------------
Name and                                                      Other Annual      Securities
Principal Position         Year             Salary            Compensation      Underlying Options
------------------         ----             ------            ------------      ------------------
Joel Schoenfeld,           1998             $228,142(1)               --        2,145,000(2)
Chief Executive            1997             $226,189(2)               --
Officer

----------
(1) The Company accrues compensation expense for Joel Schoenfeld at a rate of $192,000 per annum, plus benefits, which include a car allowance (approximately $9,200 in 1998 and $9,800 in 1997) and life/disability/health and car insurance (approximately $27,000 in 1998 and $24,000 in 1997).

(2) Represents the following stock options: (a) options expiring March 28, 2003 to purchase 2,130,000 shares at an exercise price of $1.75 per share and (b) options expiring November 19, 2003 to purchase 15,000 shares at an exercise price of $1.50 per share.

Employment Agreements

          Joel Schoenfeld serves as Chief Executive Officer of the Company pursuant to an employment agreement which expires on March 28, 2003. The agreement provides Mr. Schoenfeld with a salary of $192,000 per annum and life, disability and health insurance benefits. The Company also has agreed to reimburse Mr. Schoenfeld for automobile lease payments under his existing vehicle lease, or alternatively, to provide him with an automobile allowance of $10,800 per annum, and at the expiration of the vehicle lease, to pay him the fair market value of the vehicle if he elects to exercise the option to purchase the vehicle pursuant to the lease. The agreement contains a non-competition covenant that prohibits him, directly or indirectly, from engaging in a competitive business (as defined) for a period of twelve months following the termination of his employment. The foregoing restriction does not apply if the Company does not offer to extend or renew his employment set forth in his employment agreement.

Stock Options

    The following table contains information concerning the grant of stock options to the Named Executive Officer during the fiscal year ended December 31, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                                             Percent of
                           Number of         Total
                           Shares            Options
                           Underlying        Granted to                Exercise
                           Options           Employees in              Price Per        Expiration
    Name                   Granted           Fiscal Year               Share            Date
    ----                   ----------        -------------             ---------        -----------
    Joel Schoenfeld        2,130,000            97%                    $1.75           March 28, 2003
                              15,000            33%                     1.50           November 19, 2003

    The following table summarizes for the Named Executive Officer the total number of unexercised options, if any, held at December 31, 1998, and the aggregate dollar value of in-the-money, unexercised options, held at December 31, 1998. The value of the unexercised, in-the-money options at December 31, 1998, is the difference between their exercise or base price, and the fair market value of the underlying Common Stock on December 31, 1998. The closing bid price of the Common Stock on December 31, 1998 was $1.313.

    Aggregated Option Exercises in Last Fiscal Year and FY End Option Values

                         Shares Acquired            Number of Securities                  Value of Unexercised
                          Upon Exercise                  Underlying                            In-The-Money
                           of Options                Unexercised Options                        Options at
                       During Fiscal 1998           at December 31, 1998                    December 31, 1998
     Name             Number      Realized      Exercisable     Unexercisable      Exercisable      Unexercisable
--------------        ------      --------      -----------     -------------      -----------      -------------
Joel Schoenfeld       None        None          2,145,000       None               None             None

              PROPOSAL 2: AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                    INCORPORATION TO AUTHORIZE, IF NECESSARY,
                       A ONE-FOR-TWO REVERSE STOCK SPLIT.

General

         The Board of Directors has approved a proposal to amend the Company's Certificate of Incorporation to authorize a reverse stock split of one new share for up to each two shares (as determined by the Board of Directors) of the presently issued and outstanding shares of the Company's Common Stock (the "Reverse Split") in order to maintain listing of the Common Stock on the Nasdaq SmallCap Market ("Nasdaq SmallCap") by changing up to each two issued and outstanding shares of Common stock into one issued and outstanding share of Common Stock.

Reasons for the Reverse Split

         The shares of the Company's Common Stock have been listed, and have traded, on the Nasdaq SmallCap since April 24, 1997. For continued listing on the Nasdaq SmallCap, it is necessary that, among other things, the Company's shares of Common Stock must maintain a minimum bid price of at least $1.00 per share.

         On May 10, 1999, the Nasdaq Stock Market, Inc. ("Nasdaq") notified the Company it did not meet the minimum bid price requirement and afforded the Company an opportunity to address the deficiency at a hearing held on June 10, 1999. The hearing was requested by the Company on April 23, 1999, to address a delinquency by the Company in filing its Annual Report on Form 10-KSB that was required to be filed by March 31, 1999. The delinquency was caused by the resignation of the Company's former auditors on March 22, 1999, shortly before the due date for the report. On April 6, 1999, the Company engaged Most Horowitz & Company, LLP as its new auditors and filed the delinquent report on May 20, 1999. The bid price deficiency and other matters were addressed at the June 10 hearing. At the hearing, the Company requested that Nasdaq grant the Company an exception to the bid price requirement subject to the Company effecting the Reverse Split and otherwise complying with Nasdaq listing criteria. The Company is awaiting Nasdaq's decision. Subject to the Company's request being granted, the Board of Directors believes that if Proposal 2 is approved, the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share and, therefore, continue to be listed and traded on the Nasdaq SmallCap Market. If the exception is not granted by Nasdaq, the Board of Directors reserves the right to not effect the Reverse Split.

         If the Company's requested exception is not granted or if Proposal 2 is not approved by the Stockholders, then it is possible that the Company's shares of Common Stock will cease to be listed and traded on the Nasdaq SmallCap. The Company's shares of Common Stock would likely be quoted on the NASD's OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. In such event, the spread between the bid and ask prices of the shares of Common Stock is likely to be greater than at present, and Stockholders my experience a greater degree of difficulty in engaging in trades of shares of Common Stock.

Exchange of Shares

         If the Stockholders approve the Reverse Split and it is determined by the Board of Directors that it is necessary, upon the filing of the following amendment to the Company's Certificate of Incorporation with the Secretary of State of Delaware, the Reverse Split will be deemed effective. The Reverse Split will be formally implemented by amending the Article FOURTH of the Company's Certificate of Incorporation, as amended, to add the following:

        Effective as of 5:00 p.m., Eastern time on (Date to be determined), 1999, all outstanding shares of Common Stock held by each holder of record on such date shall be automatically combined at the rate of one-for-two [or a number less than two as determined by the Board of Directors] without any further action on the part of the holders thereof or this Corporation. All fractional shares will he increased to the next higher whole number of shares.

         Following the effectiveness of the amendment, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically, without any action on the part of the Stockholders, to represent a number of shares (the "New Shares") equal to a fraction (as determined by the Board of Directors, but not less than 1/2) of the number of Old Shares represented by the certificate. However, no fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each Stockholder whose Old Shares aggregate less than one New Share will be paid cash by the Company upon surrender of certificates formally representing old Shares held by such Stockholder in an amount equal to the product of such fraction multiplied by the closing price of the Old Shares on the Nasdaq SmallCap on the date of the Reverse Split. Each Stockholder whose Old Shares aggregate one or more New Shares will receive one additional New Share for any fractional New Share that such Stockholder would otherwise be entitled to receive as a result of the Reverse Split. After the Reverse Split becomes effective, Stockholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Corporation. Stockholders should not submit any certificates until requested to do so. Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the Stockholders. However, each certificate representing Old Shares will continue to be valid and represent the number of New Shares into which the Old Shares have been combined.

         Stockholders may approve, or reject Proposal 2 in whole, but not in part. If approved by the Stockholders, the Reverse Split will become effective upon filing of a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware, which will occur shortly after the Annual Meeting.

Principal Effects of the Reverse Split

         Stockholders have no right under Delaware General Corporation Law to dissent from the Reverse Split or to dissent from the rounding to the nearest whole share of any fractional share resulting from the Reverse Split in lieu of issuing fractional shares.

         The authorized capital stock of the Company will not be reduced or otherwise affected by the Reverse Split. The number of issued and outstanding shares of the Common Stock of the Company on March 31, 1999, was 3,734,209. The Company's stated common stock capital at March 31, 1999 was $3,735. Based upon these figures, the aggregate number of shares of Common stock that will be issued and outstanding if the Reverse Split is effected will be not less than 1,867,105 and the stated common stock capital will be not less than $1,867.

         The Reverse Split may result in some Stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

         There can be no assurance that any or all of the foregoing effects will occur. In particular, there can be no guarantee that the market price for each New Share after the Reverse Split will be its multiple of the market price (per Old Share) before the Reverse Split and the number of shares of Common Stock changed for each Old Share, or, that such price will either exceed or remain in excess of the current market price. Furthermore, there can be no assurance that the market for shares of Common Stock will be improved or that the Common Stock will not be delisted from the Nasdaq SmallCap. The Board of Directors cannot predict what effect the Reverse Split will have on the market for or the market price of the Common Stock.

Dilution

         The Company may issue additional shares of its Common Stock on an ongoing basis in order to satisfy all or a portion of its need for cash. If and to the extent that the Company issues additional shares of Common Stock, either prior or subsequent to the implementation of the Reverse Split, each Shareholder's percentage ownership interest in the Company and proportional voting power will be proportionately reduced.

Federal Income Tax Consequences

         The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies) . Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

         The exchange of Old Shares of Common Stock for New Shares of Common Stock will not result in recognition of gain or loss. The holding period for the New Shares will include the shareholder's holding period for the old Shares exchanged therefor, provided that the Old Shares are held as a capital asset. The adjusted basis of the New Shares will be the same as the adjusted basis for the Old Shares exchanged therefor.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE
                  "FOR" THE APPROVAL OF THE REVERSE STOCK SPLIT
                                  (PROPOSAL 2)



         PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         On April 6, 1999, the Registrant engaged Most Horowitz & Company, LLP as its principal accountant to audit the Registrant's financial statements for the fiscal year ending December 31, 1999. They have no financial interest, either direct or indirect, in the Company. Representatives of Most Horowitz & Company, LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 3)

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

Security Ownership and Certain Beneficial Owners and Management

         The following table sets forth certain information concerning the beneficial ownership of the Common Stock as of March 31, 1999 by (i) each stockholder known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company and each Named Executive Officer and (iii) all directors and officers as a group.

                                                                  Amount and              Percentage of Common
                                                             Nature of Beneficial          Stock Beneficially
                                                                 Ownership(l)                   Owned (2)
                                                                 ------------                   ---------
Joel and Flora Schoenfeld(3)...........................        3,396,087(4)(5)                 53.35% (6)
Alan H. Gold, M.D.(3) .................................          885,888(4)(7)                 19.82% (8)
Andrew Jay (9) ........................................          208,560(10)                    5.65% (11)
John Frank(12) ........................................          575,775(13)                   14.29% (14)
David Jay (9) .........................................           11,435(15)(16)                 *
Marla Manowitz(17).....................................           10,600                         *
Richard Mintz(18)......................................           68,000                         *
All directors and executive officers
  as a group (7 persons)...............................        4,947,785(19)(20)               67.15% (21)

------------
*       Less than 1%

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above as of March 31, 1999, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Accordingly, the information presented in the foregoing table does not include shares of Common Stock issuable upon exercise of Time Accelerated Restricted Stock Options (which may not be exercised prior to the earliest of (x) April 24, 2006, (y) the attainment of certain financial performance criteria or (z) the occurrence of a "change in control," as defined).

(2) Except as otherwise stated, calculated on the basis of 3,584,209 shares of Common Stock issued and outstanding on March 31, 1999.

(3)     Address is c/o the Company, 22 Dubon Court, Farmingdale, New York 11735.

(4) All of the shares owned by Dr. Gold have been pledged to secure certain indebtedness to Joel Schoenfeld. Dr. Gold retains voting and dispositive power with respect to the pledged shares until the occurrence of a default in the payment of the indebtedness secured by the pledged shares. Accordingly, the pledged shares have been included in the number of shares beneficially owned by Dr. Gold and excluded from the number of shares beneficially owned by Mr. Schoenfeld.

(5) Includes 2,345,000 shares upon exercise of presently exercisable options, 432,884 shares issuable upon conversion of Series A Preferred Stock, and 4,000 shares issuable upon exercise of the Company's Redeemable Common Stock Purchase Warrants.

(6) Calculated on the basis of 6,366,093 shares of Common Stock issued and outstanding.

(7) Includes 525,000 shares upon exercise of presently exercisable options and 27,555 shares issuable upon conversion of Series A Preferred Stock.

(8) Calculated on the basis of 4,470,097 shares of Common Stock issued and outstanding.

(9) Address for Andrew Jay is c/o David Jay, 58 Ruby Lane, Plainview, New York 11803. Andrew Jay is the son of David Jay and David Jay is the father of Andrew Jay.

(10) Includes 108,000 shares issuable upon exercise of presently exercisable options. Does not include shares owned by David Jay, as to which Andrew Jay disclaims beneficial ownership.

(11) Calculated on the basis of 3,692,209 shares of Common Stock issued and outstanding.

(12) Address is c/o The Hartford Steam Boiler Insurance & Inspection Co., P.O. Box 5204, One State Street, Hartford, Connecticut 06102-5024.

(13) Includes 278,236 shares issuable upon exercise of options, and 166,000 shares issuable upon exercise of the Company's Redeemable Common Stock Purchase Warrants.

(14) Calculated on the basis of 4,028,445 shares of Common Stock issued and outstanding.

(15) Does not include shares owned by his son, Andrew Jay, as to which David Jay disclaims. beneficial ownership.

(16) Includes 5,000 shares issuable upon exercise of presently exercisable options.

(17)    Address is c/o the Company, 22 Dubon Court, Farmingdale, NY 11735.

(18) Address is c/o Sonic Industries, Inc., 225 Henrietta Avenue, Oceanside, New York 11572.

(19) For purposes of this calculation, shares of Common Stock beneficially owned by more than one person have only been included once.

(20) Includes 3,783,675 shares issuable upon exercise of presently exercisable options. See footnotes (5)(7)(13) and (16).

(21) Calculated on the basis of 7,367,884 shares of Common Stock issued and outstanding.

Executive Officers and Significant Employees

The names, ages and business backgrounds of the executive officers and other significant employees of the Company who are not nominees for Director are as follows:

      Name              Age              Office                   Officer Since
      ----              ---              ------                   -------------
Flora Schoenfeld *      52       Treasurer and Secretary          August 1992

-------------

* Flora Schoenfeld is the wife of Joel Schoenfeld, Chairman of the Board and Chief Executive Officer of the Company.

         Flora Schoenfeld has been Treasurer and Secretary of the Company since its inception in August 1992. Since March 1992, she also has been Treasurer and Secretary of Joel Schoenfeld & Associates. From 1980 to 1992, she was Treasurer and Secretary of J & B Schoenfeld, Inc. Flora Schoenfeld is the wife of Joel Schoenfeld.

Certain Transactions

         From its inception in August 1992, the Company's operations have been funded through advances from Joel Schoenfeld, Flora Schoenfeld and two companies affiliated with Mr. Schoenfeld (collectively, the "Schoenfeld Parties"), and certain other stockholders of the Company. As of

December 30, 1996, the amount due to these stockholders and affiliates with respect to the repayment of these advances (including accrued interest) was as follows: the Schoenfeld Parties -- $1,160,887; Dr. Alan H. Gold -- $115,665; and John Frank -- $118,390. The Company issued its demand promissory notes evidencing its obligation to repay the foregoing advances, together with accrued interest on the outstanding principal amount thereof at 8% per annum. On December 30, 1996 and January 24, 1997, the Schoenfeld Parties and Dr. Alan H. Gold exchanged for cancellation their notes for an aggregate of 1,160 shares and 115 shares, respectively, of the Company's Series A Preferred Stock. On May 2, 1997, the Company issued 34,397 shares of Common Stock to Mr. Frank, a director of the Company, in exchange for the cancellation of $120,390 payable to him. In addition, as of December 31, 1996, the Company had accrued compensation payable to the Schoenfeld Parties in the amount of $644,391, including management fees of $382,191 for periods prior to June 30, 1994. Since June 30, 1994, the Company has recorded a salary expense for Mr. Schoenfeld in lieu of management fees due to affiliates of Mr. Schoenfeld. On March 12, 1997, the Company issued 644 shares of Series A Preferred Stock to Mr. Schoenfeld in exchange for the cancellation of the amount payable to him for unpaid compensation.

         In connection with the formation of the Company, and in consideration for the dilution resulting to Flora Schoenfeld (the then owner of all of the Company's outstanding shares) from the issuance by the Company of 333,333 shares and 205,128 shares to Dr. Alan H. Gold and David Shonfeld (a former Director of the Company), respectively, each of Dr. Gold and David Shonfeld delivered to Flora Schoenfeld his non-interest bearing, demand promissory note in the amount of $750,000, the payment of which each of them agreed to secure by a pledge of his shares.

         On November 21, 1997, following a default in payment of his promissory note, Flora Schoenfeld purchased the 256,410 shares owned by David Shonfeld as a secured party under a pledge agreement with David Shonfeld and pursuant to
Section 9-504(3) of the Uniform Commercial Code as in effect in New York for a total purchase price of $515,384 or $2.01 per share, representing the average of the high and low bid prices per share of Common Stock during the preceding 30 day period. The purchase price for the shares was credited against the $750,000 due Flora Schoenfeld under David Shonfeld's promissory notes.

         In connection with the Sherwood Supply Agreement, Joel Schoenfeld, Dr. Alan H. Gold, David Shonfeld and John Frank agreed, jointly and severally, to pay Sherwood up to $1,000,000 (less $0.14925 for each dollar paid to Sherwood under the Sherwood Supply Agreement) in the event the Company failed to pay a cumulative invoiced amount of $6,700,000 over the first three years of the Sherwood Supply Agreement, provided Sherwood was able to deliver 100,000,000 plungers that met the Company's tolerances during such period. In the third quarter of 1997, Sherwood acknowledged that it was unable to produce plungers that met the Company's tolerances. Consequently, the individual guarantees are no longer effective.

         In December 1996, David Chabut, the former Chief Financial Officer of the Company, exercised options to purchase 16,143 shares of Common Stock, having an exercise price of $3.50 per share, the exercise price of which was paid for by the cancellation of amounts payable to him for accrued, but unpaid compensation ($44,000) and certain advances ($12,500). On May 2, 1997, Mr. Chabut exercised options to purchase an additional 4,370 shares of Common Stock (at $3.50 per share) and paid the exercise price of these options by cancellation of amounts payable to him for accrued but unpaid compensation ($15,295). The Company paid the remaining amount due to Mr. Chabut ($15,949) for federal and state withholding and payroll taxes incurred by him in connection with the exercise of such options.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities within specified time periods to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, Directors and ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports received by the Company and written representations from such persons concerning the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the fiscal year ended December 31, 1998 except that the Company's former CFO, Martin Jacobson, was late filing his initial statement of beneficial ownership on Form 3. However, Mr. Jacobson was not late in filing reportable transaction.

Expenses

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

Stockholder Proposals

         No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than ___________, 2000. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

         Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.


                              AVAILABLE INFORMATION

         Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Flora Schoenfeld, Company's Secretary, Univec, Inc., 22 Dubon Court, Farmingdale, New York 11735 or on the Commission's Web Site at www.sec.gov.

                                             By Order of the Board of Directors

                                             Flora Schoenfeld, Secretary


Farmingdale, New York 11735
June , 1999

                                  UNIVEC, INC.
                                 22 Dubon Court
                           Farmingdale, New York 11735


PROXY


        The undersigned, a holder of Common Stock of Univec, Inc., a Delaware corporation (the "Company"), hereby appoints JOEL SCHOENFELD AND FLORA SCHOENFELD, and each of them, the proxy of the undersigned, with full power of substitution, to attend represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on July 29, 1999 and any adjournments thereof, as follows:

 1. The election of five Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

   [ ] FOR all nominees listed below
   [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.
   (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)

Joel Schoenfeld, Alan H. Gold, John Frank, Marla Manowitz, Richard Mintz and David Jay.

2. The approval of a reverse stock split, as described in the proxy statement.

        [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

3. The ratification of the appointment of Most Horowitz & Company, LLP as the Company's independent public accountants for the year ending December 31, 1999.

        [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

4. Upon such other matters as may properly come before the meeting or any adjournments thereof.

        The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereby, said proxies are authorized to vote in accordance with their best judgment.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTORS NAMED IN PROPOSAL 1 AND FOR THE ADOPTION OF PROPOSALS 2 AND 3, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

        The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated _________, 1999 relating to the Annual Meeting.


                                       --------------------------------------
                                       Signature(s) of Stockholder(s)

        The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date:                , 1999
     ----------------

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                  UNIVEC, INC.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.